                                                                     EXHIBIT 2.2



                                                                       EXHIBIT B



                       FIRST VIRTUAL HOLDINGS INCORPORATED
                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is made as of December 15, 1998, between First Virtual Holdings Incorporated ("FIRST VIRTUAL"), and the former Members of Distributed Bits LLC ("DBITS") listed on EXHIBIT A hereto (the "STOCKHOLDERS"), pursuant to that certain Agreement and Plan of Reorganization dated November 18, 1998 by and among First Virtual, DB Acquisition Corp., DBits, Derek Scruggs, DBI LLC and Chase Manhattan Bank and Trust Company, National Association (the "REORGANIZATION AGREEMENT").

        1. DEFINITIONS. As used in this Agreement:

           (a) "EFFECTIVE TIME" means the Effective Time of the Merger as defined in Section 2.1 of the Reorganization Agreement.

           (b) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by First Virtual with the SEC.

           (c) "MATERIAL EVENT" means the happening of any event during the period that the registration statement described in Section 3 hereof is required to be effective as a result of which, in the judgment of First Virtual, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

           (d) "REGISTRABLE SECURITIES" means the Merger Shares and the Warrant Shares held by the Stockholders and any shares of Common Stock of First Virtual issued as a dividend or other distribution with respect to, or in exchange for or replacement of, such shares; provided, however, that Registrable Securities shall not include (x) any shares of Common Stock of First Virtual that have been previously sold to the public or (y) any shares of Common Stock of First Virtual that may be sold in the public market by a Stockholder pursuant to Rule 144 under the Securities Act in a single three (3) month period.

           (e) "SEC" means the Securities and Exchange Commission.

           (f) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           (g) "SIX MONTH ANNIVERSARY" means the date six months from the Closing Date of the Reorganization Agreement.




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           (h) "WARRANT SHARES" means 500,000 shares of First Virtual Common
Stock issuable upon exercise of the Merger Warrants.

           Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

        2. PIGGYBACK REGISTRATIONS. First Virtual shall notify all Stockholders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act following the Closing Date for purposes of a public offering of Common Stock of First Virtual (other than relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 (or any successor Rule) of the Securities Act) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder. Each Stockholder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Stockholder shall, within fifteen (15) days after the receipt of the above-described notice from First Virtual, so notify First Virtual in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Stockholder. First Virtual agrees to include in any such registration statement such shares of Registrable Securities for which it has received written requests to register such shares by the Stockholders thereof within fifteen (15) days after the receipt of written notice from First Virtual, provided that the Stockholders in the aggregate may seek registration of a maximum of 200,000 and 100,000 of the Merger Shares, respectively, in the first and second registration statements filed following the Closing Date and not in any subsequent registration statement except as provided in Section 3 below. In the event that the Stockholders request registration of more than the maximum number of Merger Shares in either of the first two registration statements, First Virtual shall reduce the number of shares to be registered by each Stockholder on a pro rata basis, based on the number of shares of Merger Shares held by each Stockholder, to reduce the aggregate number of Merger Shares registered to 200,000 and 100,000, respectively.

           (a) Underwriting. If the registration statements under which First Virtual gives notice under this Section 2 are for an underwritten offering, First Virtual shall so advise the Stockholders. In such event, the right of any such Stockholder to be included in a registration pursuant to this Section 2 shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registrable Securities in the underwriting to the extent provided herein. All Stockholders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by First Virtual. Notwithstanding any other provision of the Agreement, if the underwriter with respect to a registration pursuant to this Section 2 determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then First Virtual shall so advise all Stockholders participating in such registration and the number of shares that may be included in the underwriting shall be accordingly reduced, provided that any shares included in such underwriting for the account of any other stockholder of record of First Virtual is also so reduced on a pro rata basis based on the number of shares of First Virtual Common Stock held at the time notice of the registration is delivered.

           (b) Right to Terminate Registration. First Virtual shall have the right to terminate or withdraw any registration initiated by it under this
Section 2 prior to the effectiveness of such





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registration whether or not any Stockholder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by First Virtual in accordance with Section 6 hereof.

        3. FORM S-3 REGISTRATION. If as of the Six Month Anniversary fewer than 300,000 of the Registrable Securities have been included in Piggyback Registrations pursuant to Section 2, First Virtual shall prepare and file with the SEC, and use its reasonable best efforts to have declared effective within 60 days of the Six Month Anniversary, a Registration Statement on Form S-3 providing for the resale by the Stockholders of a number of shares of Registrable Securities equal to the difference between 300,000 and the number of shares registered pursuant to Section 2; provided, that First Virtual is eligible to use Form S-3 at such time pursuant to applicable laws and regulations and provided further that the Stockholders shall provide all such information and materials relating to the Stockholders, as applicable, and take all such action as may be required in order to permit First Virtual to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Form S-3, such provision of information and materials to be a condition precedent to the obligations of First Virtual pursuant to this Agreement and the Reorganization Agreement. The offering made pursuant to such registration shall not be underwritten and shall remain effective for a period ending on the earlier of six months or the date when all of the remaining unsold Registrable Securities may be sold in a three-month period pursuant to Rule 144.

        4. POSTPONEMENT OF REGISTRATION.

           (a) Registration. Notwithstanding Section 3 above, First Virtual shall be entitled to postpone the declaration of effectiveness of any Form S-3 prepared and filed pursuant to Section 3 for a reasonable period of time, but not in excess of 90 calendar days after the applicable deadline, if the Board of Directors of First Virtual determines in good faith that there exists a Material Event.

           (b) Material Event. The Stockholders agree that, upon receipt of any notice from First Virtual of the happening of a Material Event, the Stockholders will forthwith discontinue disposition of the Registrable Securities pursuant to any Form S-3 described in Section 3 until the Stockholders' receipt of copies of supplemented or amended prospectuses prepared by First Virtual (which First Virtual will use its reasonable best efforts to prepare and file promptly), and, if so directed by First Virtual, the Stockholders will deliver to First Virtual all copies in their possession, other than permanent file copies then in the Stockholders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In no event shall First Virtual delay causing to be effective a supplement or post-effective amendment to any Form S-3 pursuant to Section 3 or the related prospectus, for more than 90 consecutive days or 180 days during any 365 consecutive calendar day period.

        5. OBLIGATIONS OF FIRST VIRTUAL. Except as set forth in Sections 2, 3 and 4, whenever required to effect the registration of any Registrable Securities, First Virtual shall (i) prepare and file with the SEC a registration statement, which registration statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading,





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(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act (including any amendments or supplements which may be necessary as a result of transfers of Registrable Securities); (iii) furnish to the Stockholders such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) as the Stockholders may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while First Virtual shall be required under the provisions hereof to cause such registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Stockholders shall reasonably request (provided that First Virtual shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable the Stockholders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (v) cause all such Registrable Securities to be listed on each securities exchange or National Association of Securities Dealers, Inc. Automated Quotation System on which similar securities issued by First Virtual are then listed; (vi) so long as the registration statement remains effective, promptly prepare, file and furnish to the Stockholders a reasonable number of copies of any supplements to or amendments of such prospectus; (vii) notify the Stockholders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (viii) advise the Stockholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any registration statement or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

        6. EXPENSES. First Virtual shall pay the expenses incurred by First Virtual in connection with any registration of Registrable Securities pursuant to this Agreement including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of First Virtual's outside counsel and independent auditors. The Stockholders shall be responsible for all underwriting discounts and commissions and transfer taxes, as well as any other expenses incurred by the Stockholders.

        7. INDEMNIFICATION. In the event of any offering registered pursuant to this Agreement:

           (a) First Virtual will indemnify each Stockholder with respect to any registration effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by First Virtual of the Securities Act, in connection with any such





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registration, and will reimburse such Stockholder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that First Virtual will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to First Virtual by such Stockholder or (ii) if a copy of the final prospectus relating to any registration statement (as then amended or supplemented if First Virtual shall have furnished any amendments or supplements thereto) (the "FINAL PROSPECTUS") was not sent or given by or on behalf of such Stockholder to a purchaser of Stockholder's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

           (b) Each Stockholder will severally indemnify First Virtual, each of its directors and officers, and each person who controls First Virtual within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished to First Virtual by such Stockholder and will reimburse First Virtual, the remaining Stockholders, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that in no event shall the indemnity provided under this Section 7(b) exceed the net proceeds from the offering received by Stockholder.

           (c) Each party entitled to indemnification under this Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent.





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           (d) The obligations of First Virtual and the Stockholders under this
Section 7 shall survive the completion of any offering of stock in a registration statement under this Agreement.

        8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause First Virtual to register Registrable Securities pursuant to this Agreement may be assigned by the Stockholders only to (i) a subsidiary, parent or affiliate of a Stockholder which is a corporation, (ii) as a distribution made by a Stockholder which is a partnership, limited liability company or corporation to its partners, members and stockholders, as the case may be, in accordance with their interest in such entity, or (iii) by a Stockholder which is an individual to a member of Stockholder's immediate family or a trust established for the benefit of Stockholder or members of its immediate family; provided, however, that upon the death of any Stockholder which is an individual, the rights to cause First Virtual to register Registrable Securities pursuant to this Agreement shall inure to such Stockholder's devisee, legatee or other designee and provided further that the rights set forth in Sections 2 and 3 hereof shall be transferable only to persons acquiring the lesser of all of the Registrable Securities of any Stockholder or 100,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends and similar events).

        9. AMENDMENT OF REGISTRATION RIGHTS. This Agreement may be amended by the holders of a majority of the Registrable Securities and First Virtual at any time by execution of an instrument in writing signed on behalf of each of the parties.

        10. GRANT OF ADDITIONAL REGISTRATION RIGHTS. The Stockholders acknowledge that First Virtual may acquire other companies, businesses or assets and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of First Virtual on terms which would be negotiated at such time and may be materially different than the terms of this Agreement.

        11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties, at the following addresses: (a) if to the Stockholders, at the Stockholders' addresses as set forth in the securities register of First Virtual or (b) if to First Virtual at 4104 Sorrento Valley Blvd., Suite 200, San Diego, California 92121, Attention: Keith S. Kendrick, President, facsimile no. (619) 410-3701.

        12. GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        13. SEVERABILITY; SURVIVAL. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.





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        14. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof.

        15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.



                            [Signature Pages Follow]




























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        IN WITNESS WHEREOF, First Virtual and the Stockholders have caused this
Agreement to be executed as of the date first above written.



                                        FIRST VIRTUAL HOLDINGS INCORPORATED


                                        By ____________________________________
                                            Name:    Keith S. Kendrick
                                            Title:   President

                                        STOCKHOLDERS

                                        DBI L.L.C.


                                        By ____________________________________
                                            Name:
                                            Title:


                                        _______________________________________
                                        Derek Scruggs


                                        ILLINOIS DEVELOPMENT FINANCE AUTHORITY


                                        By ____________________________________
                                            Name:
                                            Title:


                                        _______________________________________
                                        John Stafford


                                        _______________________________________
                                        Anthony O. Brown


                                        _______________________________________
                                        Marshall Toplansky


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]





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                                        _______________________________________
                                        Scott Musser


                                        _______________________________________
                                        Douglas Quach























                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]








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                                    EXHIBIT A



----------------------------------------------------------------------------------------------------
                                                                        No. of Registrable
        Stockholders                   No. of Registrable                  Warrant Shares
                                         Merger Shares          ------------------------------------
                                                                  $6.00 Warrants    $8.00 Warrants
----------------------------------------------------------------------------------------------------

DBI, L.L.C.
c/o Scott Paseltiner
440 South LaSalle Street, Suite
2800
Chicago, IL 60605
----------------------------------------------------------------------------------------------------
Derek Scruggs
1859 S. Allport
Chicago,  IL 60608
----------------------------------------------------------------------------------------------------
Illinois Development Finance
Authority
233 S. Wacker Drive
Suite 5310
Chicago, IL 60606
----------------------------------------------------------------------------------------------------
John Stafford
440 S. LaSalle Street
Chicago, IL 60605-1028
----------------------------------------------------------------------------------------------------
Anthony O. Brown
538 Monroe Ave
Glencoe, IL 60022
----------------------------------------------------------------------------------------------------
Marshall Toplansky
753 Bluff Ave
Glencoe, IL 60022
----------------------------------------------------------------------------------------------------
Scott Musser
971 Portsmith Ln.
Bollingbrook, IL 60440-5212
----------------------------------------------------------------------------------------------------
Douglas Quach
----------------------------------------------------------------------------------------------------